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                                                          Exhibit (23)-2
                                                          Unicom Corporation
                                                          Form S-8
                                                          File No. 333-


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 31, 2000 (except with respect to Notes 1 and 3 as to which the date is May 12, 2000) included in Unicom Corporation's Form 10-K/A for the year ended December 31, 1999, and our report dated May 12, 2000, included in Unicom Corporation's Form 10-Q for the quarterly period ending March 31, 2000, and to all references to our Firm included in this Registration Statement.



ARTHUR ANDERSEN LLP

Chicago, Illinois
June 20, 2000